EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Fentura Financial, Inc. on Form S-3D (File No.333-120182) and on Form S-8 (File No. 333-118085) of our report dated March 3, 2006 on the 2005 Consolidated Financial Statements of Fentura Financial, Inc., which report is included in the 2005 Annual Report on Form 10-K of Fentura Financial, Inc.

/s/ CROWE CHIZEK AND COMPANY LLC Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 17, 2006